UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plans of Merger

As previously announced, on June 2, 2016, Colony Capital, Inc., a Maryland corporation (“Colony”), entered into an Agreement and Plans of Merger (the “Merger Agreement”) with NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), NorthStar Asset Management Group Inc., a Delaware corporation (“NSAM”), New Polaris Inc., a Maryland corporation and a wholly-owned subsidiary of NSAM (“New Polaris”), New Sirius Inc., a Maryland corporation and a wholly-owned subsidiary of NRF (“New Sirius”), NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and a subsidiary of NRF (“Sirius LP”), Sirius Merger Sub-T, LLC, a Delaware limited liability company and a wholly-owned subsidiary of NRF (“Sirius Sub”), and New Sirius Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of New Sirius (“New Sirius Sub”).

The Merger Agreement provides for the mergers of NSAM, NRF and Colony into New Polaris, as the publicly-traded company for the combined organization that, upon and following the effective time of the mergers described below, will be renamed Colony NorthStar, Inc. (“Colony NorthStar”). Specifically, the Merger Agreement provides that (i) in order to redomesticate NSAM into a Maryland corporation, NSAM will merge with and into New Polaris (the “Redomestication Merger”), with New Polaris as the surviving corporation; (ii) NRF, Sirius LP and Sirius Sub will effect a series of merger transactions, as a result of which Sirius LP will have merged with and into NRF, with NRF as the surviving corporation; and (iii) immediately thereafter, New Sirius Sub will merge with and into NRF (the “New Holdco Merger”), with NRF as the surviving corporation, as a result of which NRF will have become a wholly-owned subsidiary of New Sirius. NRF will then convert into a limited liability company organized under the laws of the State of Maryland and assign to New Sirius the Amended and Restated Asset Management Agreement (the “NSAM-NRF Management Agreement”), dated as of October 31, 2015, by and between NRF and NSAM J-NRF Ltd (the “Asset Manager”). Immediately thereafter, New Sirius will merge with and into New Polaris (the “Sirius-Polaris Merger”), with New Polaris as the surviving corporation, followed immediately thereafter by the merger of Colony with and into New Polaris (the “Constellation-Polaris Merger”), with New Polaris as the surviving corporation. Upon the closing of the mergers, NRF stockholders will own approximately 33.90%, Colony stockholders will own approximately 33.25% and NSAM stockholders will own approximately 32.85%, respectively, of Colony NorthStar, on a fully diluted basis. Prior to or as of the closing of the mergers, NSAM will declare a special cash dividend in the amount of $128 million to stockholders of NSAM as of a record date prior to the effective time of the Redomestication Merger.

Pursuant to the Merger Agreement, at the effective time of the Redomestication Merger, each share of NSAM common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into one share of New Polaris class A common stock; and each share of NSAM performance common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into one share of New Polaris performance common stock.

As a result of the New Holdco Merger and the Sirius-Polaris Merger, at the effective time of the Sirius-Polaris Merger, (i) each share of NRF common stock issued and outstanding immediately prior to the effective time of the New Holdco Merger, through a series of transactions, automatically will be cancelled and converted into the right to receive 1.0996 (the “Sirius Exchange Ratio”) shares of New Polaris class A common stock, and (ii) each share of NRF series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock and series E preferred stock issued and outstanding immediately prior to the effective time of the New Holdco Merger, through a series of transactions, automatically will be cancelled and converted into the right to receive one share of New Polaris series A preferred stock, series B preferred stock, series C preferred stock, series D preferred stock and series E preferred stock, respectively, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially similar to those of the corresponding series of NRF preferred stock.

At the effective time of the Constellation-Polaris Merger, (i) each share of Colony class A common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into the right to receive 1.4663 (the “Constellation Class A Exchange Ratio”) shares of New Polaris class A common stock, (ii) each share of Colony class B common stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into the right to receive 1.4663 (the exchange ratio described in this clause (ii), together with the Constellation Class A Exchange Ratio, the “Constellation Exchange Ratio”) shares of New Polaris class B common stock, (iii) and each share of Colony series A preferred stock, series B preferred stock and series C preferred stock issued and outstanding immediately prior to such effective time automatically will be cancelled and converted into the right to receive one share of New Polaris series F preferred stock, series G preferred stock and series H preferred stock, respectively, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially similar to those of the corresponding series of Colony preferred stock.

The Sirius Exchange Ratio and the Constellation Exchange Ratio are subject to adjustment for extraordinary events set forth in, and subject to the provisions of, the Merger Agreement, including changes to the capitalization of, and/or the declaration or payment of one or more dividends or other distributions (excluding the $128 million special cash dividend to stockholders of NSAM described above) in excess of amounts specified in the Merger Agreement by, certain parties to the Merger Agreement, in each case as described in the Merger Agreement.

In connection with the Sirius-Polaris Merger and the Constellation-Polaris Merger, no fractional shares will be issued and the applicable stockholders will receive cash in lieu of any fractional shares and any shares of New Polaris, New Sirius or Colony common stock owned by any of New Polaris, New Sirius, Colony or any of their respective wholly owned subsidiaries (other than on behalf of third-parties) will be cancelled and no consideration shall be paid for those shares.

The receipt of merger consideration described above is expected to be tax-free to the stockholders of Colony, NSAM and NRF (or, following the New Holdco Merger, New Sirius), except with respect to any cash received for fractional shares. The shares of New Polaris class A common stock, performance common stock, and preferred stock are expected to be listed on the New York Stock Exchange (the “NYSE”).

Following the consummation of the Constellation-Polaris Merger, the board of directors of Colony NorthStar will consist of 13 members, of whom six will be designated by Colony, six will be designated by NSAM and NRF and one will be designated jointly by the boards of directors, or a committee thereof, of NSAM, NRF and Colony.

Consummation of the mergers is subject to the fulfillment or waiver of specified closing conditions, including (i) the receipt of the affirmative vote required by the stockholders of Colony under Colony’s charter to approve the Constellation-Polaris Merger and certain other transactions contemplated by the Merger Agreement, (ii) the receipt of the affirmative vote of holders of a majority of the outstanding shares of NSAM common stock entitled to vote at a stockholders meeting to adopt the Merger Agreement and approve the Redomestication Merger, and certain other transactions contemplated by the Merger Agreement, (iii) the receipt of the affirmative vote of holders of a majority of the outstanding shares of NRF common stock entitled to vote at a stockholders meeting to approve the New Holdco Merger, the Sirius-Polaris Merger and certain other transactions contemplated by the Merger Agreement, (iv) to the extent applicable, the receipt of anti-trust and competition-related clearances and the expiration or termination of any applicable waiting periods, (v) the receipt of certain other regulatory approvals with respect to changes in control of certain regulated entities, including the approval of the Financial Industry Regulatory Authority, the Financial Conduct Authority of the United Kingdom and L’Autorité des marchés financiers of France, (vi) the effectiveness of the registration statement on Form S-4 that New Polaris is obligated to file in connection with the issuance of shares of New Polaris common stock and preferred stock under the Securities Act of 1933, as amended, in connection with the mergers and the conversion, settlement or exercise of the equity awards of NSAM, NRF and Colony, (vii) the listing of New Polaris common stock and preferred stock on the NYSE, (viii) the consummation of a specified divestiture by NSAM pursuant to the terms of the Merger Agreement, (ix) the receipt by NSAM of an opinion that each of New Sirius (including Sirius in its capacity as predecessor to New Sirius), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, and Colony, commencing with its taxable year of formation through the effective time of the Constellation-Polaris Merger, meets or will meet the requirements for qualification and taxation as a real estate investment trust, or “REIT”, under the Internal Revenue Code of 1986, as amended (the “Code”), (x) the receipt by NRF of an opinion that each of New Polaris (including Polaris in its capacity as predecessor to New Polaris), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, and Colony, commencing with its taxable year of formation through the effective time of the Constellation-Polaris Merger, meets or will meet the requirements for qualification and taxation as a REIT, under the Code, (xi) the receipt by Colony of an opinion that each of New Polaris (including Polaris in its capacity as predecessor to New Polaris), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, and New Sirius (including Sirius in its capacity as predecessor to New Sirius), commencing with the taxable year beginning January 1, 2017 through the effective time of the Sirius-Polaris Merger, meets or will meet the requirements for qualification and taxation as a REIT under the Code, (xii) the receipt by each of NSAM, NRF and Colony of an opinion that the applicable mergers contemplated by the Merger Agreement will qualify as tax-free reorganizations under the Code, (xiii) the receipt by each of NSAM, NRF and Colony of an opinion that New Polaris is not, and as a result of the consummation of the mergers contemplated by the Merger Agreement will not be, required to register as an investment company under the Investment Company Act of 1940, as amended, and (xiv) other customary closing conditions, including (a) the absence of any law or order prohibiting the mergers, (b) the accuracy of each applicable party’s representations and warranties (subject to customary materiality qualifiers), (c) each applicable party’s performance of its obligations and covenants contained in the Merger Agreement in all material respects, and (d) the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to each of NRF, NSAM and Colony.

The Merger Agreement may be terminated under certain circumstances, including by any of NSAM, NRF and Colony if the Sirius-Polaris Merger is not consummated by March 17, 2017 or if any of the requisite stockholder approvals is not obtained. In addition, each of NSAM, NRF and Colony has the right to terminate the Merger Agreement due to the withdrawal or adverse change of the recommendation of the Merger Agreement and the transactions contemplated thereby by the applicable other party’s board of directors. Prior to the receipt of the applicable requisite stockholder approvals, each of NSAM, NRF and Colony also has the right to terminate the Merger Agreement to enter into a transaction that such party’s board of directors (or a special committee thereof) determines to be a superior proposal, subject to such party’s compliance with certain covenants. The Merger Agreement also provides for certain other customary termination rights for each of NSAM, NRF and Colony, and that, upon termination of the Merger Agreement under certain specified circumstances, NSAM, NRF or Colony, as applicable, will be required to pay a termination fee of $92 million, to be split equally between the other two parties, or, upon termination of the Merger Agreement under certain other specified circumstances, NSAM, NRF or Colony, as applicable, will be required to reimburse the other two parties for transaction expenses up to a cap of $10 million with respect to each of the other two parties. The Merger Agreement further provides that if the Merger Agreement is terminated under certain specified circumstances where a termination fee is not otherwise payable and, within 12 months of such termination, any two of NSAM, NRF or Colony (directly or through subsidiaries) enter into an agreement with respect to a business combination or consummate a business combination, the two parties who are involved in such business combination will be required to pay a termination fee of $92 million jointly to the third party, less any transaction expenses that were already paid by them to the third party pursuant to the terms of the Merger Agreement. Notwithstanding the foregoing, pursuant to an agreement by and among NSAM, NRF and the Asset Manager, dated as of June 2, 2016 (the “NSAM/NRF Agreement”), NSAM and NRF have separately agreed, however, that should a termination fee become payable by NRF to NSAM under certain circumstances, NSAM will waive the payment of such termination fee in excess of $3 million, subject to certain conditions.

Colony has obtained debt financing commitments from certain financial institutions to fund the refinancing of certain specified existing indebtedness of the parties in connection with the consummation of the transactions. Colony is required by the Merger Agreement to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments. The Merger Agreement provides that no party will be required to consummate the mergers if, subject to certain conditions, financing is unavailable and the combined company, upon consummation of the transactions, will not have sufficient unrestricted cash to repay certain specified indebtedness and all transaction expenses.

The Merger Agreement contains customary representations, warranties and covenants of NSAM, NRF and Colony, including covenants regarding the operation of the business of each of NSAM, NRF, Colony and their respective subsidiaries prior to the effective time of the mergers, and a customary non-solicitation covenant prohibiting each party from (a) soliciting, providing non-public information or engaging or participating in any discussions or negotiations concerning proposals relating to alternative business combination transactions, or (b) entering into an acquisition agreement in connection with such an alternative business combination transaction, in each case, except as permitted by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about NSAM, NRF, Colony or any other parties to the Merger Agreement, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the mergers. The Merger Agreement and this summary should not be relied upon as disclosure about NSAM, NRF, Colony or any other parties to the Merger Agreement. None of Colony’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of NSAM, NRF, Colony, any other parties to the Merger Agreement or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Upon the closing of the mergers, it is expected that Thomas J. Barrack, Jr. (currently Executive Chairman of Colony and a member of the board of directors of Colony) will be the Executive Chairman of the board of directors of Colony NorthStar, David T. Hamamoto (currently Executive Chairman of NSAM and Chairman of NRF and a member of the board of directors of NSAM and NRF) will be Executive Vice Chairman, Richard B. Saltzman (currently Chief Executive Officer and President and a member of the board of directors of Colony) will be Chief Executive Officer, Darren Tangen (currently the Chief Financial Officer of Colony) will be Chief Financial Officer, Mark Hedstrom (currently the Chief Operating Officer of Colony) will be Chief Operating Officer, and Daniel R. Gilbert (currently Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd, a wholly-owned subsidiary of NSAM) will be Head of Colony NorthStar’s Retail Platform.

Voting and Support Agreement

Simultaneously with the execution of the Merger Agreement, Mr. Hamamoto, DTH Investment Holdings LLC, an entity controlled by Mr. Hamamoto, Albert Tylis (currently Chief Executive Officer and President of NSAM and a member of the boards of directors of NSAM and NRF) and Mr. Gilbert entered into a voting and support agreement with Colony (the “Colony Voting Agreement”), pursuant to which such individuals have agreed, among other things, to vote or cause to be voted their respective shares of NSAM common stock and NRF common stock, as applicable, for the adoption of the Merger Agreement and approval of the applicable mergers and the other transactions contemplated by the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

Amendment to Contribution and Implementation Agreement

Simultaneously with the execution of the Merger Agreement, Colony entered into an amendment to that certain Contribution and Implementation Agreement, dated as of December 23, 2014, by and among Colony, Colony Capital Operating Company, LLC (“Colony Capital OP”), a subsidiary of Colony, Colony Capital, LLC (“CC”), Colony Capital Holdings, LLC, Colony Capital OP Subsidiary, LLC, CCH Management Partners I, LLC, FHB Holding LLC and Saltzman (the “First Amendment to Contribution and

Implementation Agreement”), which upon consummation of the transactions contemplated in the Merger Agreement will amend certain terms related to the payment of contingent consideration under the Contribution and Implementation Agreement to take into account the Constellation-Polaris Merger.

The foregoing descriptions of the Colony Voting Agreement and First Amendment to Contribution and Implementation Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of, as applicable, (i) the NorthStar Voting Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1 and (ii) the First Amendment to Contribution and Implementation Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneously with the execution of the Merger Agreement, Colony amended the employment agreements and certain other agreements with two of its named executive officers, Messrs. Barrack and Saltzman, to reflect the changed circumstances of Colony following the consummation of the Constellation-Polaris Merger and to remove certain provisions (including liquidated damages provisions) that were implemented in connection with the acquisition by CFI RE Masterco LLC (“OP”), in 2014, of substantially all of the assets and subsidiaries of CC, the parent company of Colony’s manager at the time, other than, among others, CC’s interests in Colony American Homes Inc., which provisions Colony determined would no longer be appropriate to continue following the consummation of the Constellation-Polaris Merger.

Colony and Mr. Barrack entered into an amendment (the “Barrack Amendment”) to (a) the Employment Agreement, dated as of December 23, 2014, by and between Colony and Mr. Barrack, (b) the Lock-Up and Liquidated Damages Agreement, dated as of December 23, 2014, by and among Colony, CC, OP and Mr. Barrack, and (c) the Restrictive Covenant Agreement, dated as of December 23, 2014, by and between Colony and Mr. Barrack. Colony and Mr. Saltzman entered into an amendment (the “Saltzman Amendment”) to (i) the Employment Agreement, dated as of December 23, 2014, by and between Colony and Mr. Saltzman, (ii) the Share Transfer and Liquidated Damages Agreement, dated as of December 23, 2014, by and among Colony, Colony Capital Holdings, LLC, CC, and Mr. Saltzman, and (iii) the Restrictive Covenant Agreement, dated as of December 23, 2014, by and between Colony and Mr. Saltzman. The effectiveness of each of the Barrack Amendment and the Saltzman Amendment is subject to and conditioned on the consummation of the Constellation-Polaris Merger.

The foregoing description of the Barrack Amendment and the Saltzman Amendment does not purport to be complete and is qualified by its entirety by reference to the Barrack Amendment, which is filed as Exhibit 10.2 hereto, and the Saltzman Amendment, which is filed as Exhibit 10.3 hereto, and each of which is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the board of directors (the “Board”) of Colony, held on June 2, 2016, the Board adopted an amendment to the Second Amended and Restated Bylaws of Colony (the “Colony Bylaws”), which designated as the exclusive forum for certain stockholder claims related to Colony, unless Colony consents otherwise, the Circuit Court for Baltimore City, Maryland or, if that Court does not have jurisdiction because the action asserts a federal claim, the United States District Court for the District of Maryland, Baltimore Division.

The foregoing discussion of the amendment to the Colony Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Second Amended and Restated Bylaws of Colony, a copy of which is attached to this Form 8-K as Exhibit 3.1.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by NSAM, Colony and NRF stockholders, governmental or regulatory agencies and third parties; the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; operating costs and business disruption may be greater than expected; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger, the ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits, and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in each company’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will in fact be consummated.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this report. None of NSAM, Colony or NRF is under any duty to update any of these forward-looking statements after the date of this report, nor to conform prior statements to actual results or revised expectations, and none of NSAM, Colony or NRF intends to do so.

Additional Information and Where to Find It

In connection with the proposed transaction, NSAM, Colony and NRF will cause an affiliate of NSAM, New Polaris Inc., a Maryland subsidiary of NSAM that will be renamed Colony NorthStar, Inc. and will be the surviving parent company of the combined company to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of NSAM, Colony and NRF and that also will constitute a prospectus of Colony NorthStar. Each of NSAM, Colony, NRF and Colony NorthStar may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which NSAM, Colony, NRF or Colony NorthStar may file with the SEC. INVESTORS AND SECURITY HOLDERS OF NSAM, COLONY AND NRF ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, THE CURRENT REPORT ON FORM 8-K BEING FILED BY EACH OF NSAM, COLONY AND NRF IN CONNECTION WITH THE ANNOUNCEMENT OF THE ENTRY INTO THE MERGER AGREEMENT ON OR ABOUT THE DATE HEREOF, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by NSAM, Colony, NRF and Colony NorthStar through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of NSAM, Colony or NRF at the following:

Contacts:

NorthStar Asset Management Group Inc.

Megan Gavigan / Emily Deissler / Hayley Cook

Sard Verbinnen & Co.

(212) 687-8080

Colony Capital, Inc.

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

or

Lasse Glassen

Addo Communications, Inc.

(310) 829-5400

lasseg@addocommunications.com

NorthStar Realty Finance Corp.

Joe Calabrese

Investor Relations

(212) 827-3772

Participants in the Solicitation

Each of NSAM, Colony, and NRF and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding Colony’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Colony’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on March 31, 2016 and this Current Report on Form 8-K. Information regarding NSAM’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NSAM’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 29, 2016, and a Current Report on Form 8-K being filed by NSAM with the SEC in connection with the announcement of the proposed transaction on or about the date hereof. Information regarding NRF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NRF’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 28, 2016, and in a Current Report on Form 8-K being filed by NRF with the SEC in connection with the announcement of the proposed transaction on or about the date hereof. A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This report is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plans of Merger, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., New Polaris Inc., New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC

3.1	Amendment to Second Amended and Restated Bylaws of Colony Capital, Inc.

10.1	First Amendment to Contribution and Implementation Agreement, dated as of June 2, 2016, by and among Colony, Colony Capital OP, Colony Capital, LLC, Colony Capital Holdings, LLC, Colony Capital OP Subsidiary, LLC, CCH Management Partners I, LLC, FHB Holding LLC and Saltzman.

10.2	First Amendment to Employment Agreement, Lock-Up Agreement and Restrictive Covenant Agreement, dated as of June 2, 2016, by and among Colony and Thomas J. Barrack, Jr.

10.3	First Amendment to Employment Agreement, Share Transfer Agreement and Restrictive Covenant Agreement, dated as of June 2, 2016, by and among Colony and Richard B. Saltzman

99.1	NorthStar Voting and Support Agreement dated as of June 2, 2016, by and among Colony, David T. Hamamoto, certain entities to which Mr. Hamamoto is a trustee, DTH Investment Holdings LLC, Daniel Gilbert and Albert Tylis.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Colony hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016	COLONY CAPITAL, INC.

	By:	/s/ Darren J. Tangen
Name: Darren J. Tangen
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plans of Merger, dated as of June 2, 2016, among NorthStar Realty Finance Corp., Colony Capital, Inc., NorthStar Asset Management Group Inc., New Polaris Inc., New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC

3.1	Amendment to Second Amended and Restated Bylaws of Colony Capital, Inc.

10.1	First Amendment to Contribution and Implementation Agreement, dated as of June 2, 2016, by and among Colony, Colony Capital OP, Colony Capital, LLC, Colony Capital Holdings, LLC, Colony Capital OP Subsidiary, LLC, CCH Management Partners I, LLC, FHB Holding LLC and Saltzman.

10.2	First Amendment to Employment Agreement, Lock-Up Agreement and Restrictive Covenant Agreement, dated as of June 2, 2016, by and among Colony and Thomas J. Barrack, Jr.

10.3	First Amendment to Employment Agreement, Share Transfer Agreement and Restrictive Covenant Agreement, dated as of June 2, 2016, by and among Colony and Richard B. Saltzman

99.1	NorthStar Voting and Support Agreement dated as of June 2, 2016, by and among Colony, David T. Hamamoto, certain entities to which Mr. Hamamoto is a trustee, DTH Investment Holdings LLC, Daniel Gilbert and Albert Tylis.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Colony hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.